                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549
                               ______________________________
                                          FORM 8-K

                                       CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d) OF THE

                              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2004

                            Structured Obligations Corporation

            (Exact name of registrant as specified in its charter)

Delaware                    001-32015     13-3741177
(State or other             (Commission   (IRS Employer
jurisdiction of             File Number)  Identification
incorporation or                          Number)
organization)

270 Park Avenue, New York, New York                              10013
(Address of principal executive offices)                      (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Item 1.     Changes in Control of Registrant.

            Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

            Not Applicable.

Item 3.     Bankruptcy or Receivership.

            Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

            Not Applicable.

Item 5.     Other Events.

Each issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, which represents ten percent (10%) or more of the aggregate principal amount of all securities held by the trust is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Periodic reports and other information required to be filed pursuant to the Exchange Act, by an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and
Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C.
20549. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic
Data Gathering, Analysis and Retrieval system. Neither Structured Obligations Corporation nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither
Structured Obligations Corporation nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, or an underlying security have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Item 6.     Resignations of Registrant's Directors.

            Not Applicable.

Item 7.     Financial Statements, Pro-Forma Financial Information and Exhibits.

            (a)  Not Applicable.

            (b)  Not Applicable.

            (c)   Exhibits:

                 1.  Trustee's Report with respect to the July 15, 2004
                     Distribution  Date for the Select Notes Trust LT 2003-1

Item 8.     Change in Fiscal Year

            Not Applicable.

Item 9.     Regulation FD Disclosure

            Not Applicable.

                                         SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        By: /s/ Chadwick S. Parson
                                        Name:  Chadwick S. Parson
                                        Title:  President

July 16, 2004

EXHIBIT INDEX

Exhibit                                                                    Page

   1     Trustee's Report with respect to the July 15, 2004                 6
         Distribution Date for the Select Notes Trust LT 2003-1

                                 Exhibit 1

To the Holders of:
Select Notes Trust LT 2003-1
Long Term Certificates  Series 2003-1
*CUSIP:   81619PAA5

U.S. Bank Trust National Association, as Trustee for the Select Notes Trust LT 2003-1 (the
"Trust"), hereby gives notice with respect to Interest Period commencing on the day after
June 15, 2004 and including the July 15, 2004 Interest Distribution Date (the "Interest
Period") in respect of the July 15, 2004 Interest Distribution Date (the "Interest
Distribution Date") as follows:

1.   The amount of interest received by the Trust during the Interest Period is as set forth below (each Certificateholder's pro rata portion of this amount is the amount to be included in such Certificate holder's Form 1099).
                               $ 166,250.00

   a.    Per certificate held amount of interest income to be included in
         Form 1099 for the year ending December 31, 2004 is set forth below.
                                $ 3.179384

2.   The total of all interest distributed to Certificate holders during the
     Interest Period is set forth below.
                               $ 263,750.00

3.   Total amount of advances made to the Trustee on the   $ 117,500.00
     Interest Distribution Date is

4.   Total amount of advances repaid to the Advancing Party      $ 0.00
     during the Interest Period is

5.   The net total of advances made during the      $ 117,500.00
     Interest Period is

   a.    The net amount owed by the Trust to the Advancing Party on the
         Interest Distribution Date is set forth below.
                                     $
                                724,525.00

6.   The total amount of interest expense paid to the Advancing Party on the
     Interest Distribution Date is set forth below (each Certificateholder's pro rata portion of this amount should be included in a footnote to such
     Certificateholder's Form 1099 indicating that such amount should constitute investment indebtedness interest, which can be deducted by non-corporate taxpayers to the extent of such net investment income).
                                  $ 0.00

   a.    Per certificate held amount of interest expense to be included in Form
         1099 for the year ending December 31, 2004 is set forth below.
                                  $ 0.00

7.   At the close of business on the Interest Distribution Date, there were
     52,290 Certificates outstanding.

8.   Payments made on Underlying Securities during the Interest period are as set forth below.

Payment Date Description of Underlying Security    Principal   Interest
  07/15/04   Carnival Corporation 6.65%            $ 0.00      $166,250.00
             Debentures due January 15, 2028.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP
number nor is  any representation made  as to  its correctness.   It is included
solely for the convenience of the Holders.